EXHIBIT 99.1

CINEDIGM ANNOUNCES COMMENCEMENT OF AN UNDERWRITTEN PUBLIC OFFERING

(Century City, CA; June 25, 2013) – Cinedigm Digital Cinema Corp. (NASDAQ: CIDM) (the “Company”) announced today it intends to offer and sell, in an underwritten public offering, registered shares of Class A common stock, including a grant to the underwriters of an option for 45 days to purchase additional shares of Class A common stock.

The Company expects to use the net proceeds of the offering for the acquisitions of library and film content, marketing and distribution expenses related to their growing slate of films prior to home entertainment recoupment, creating over-the-top channels, and for general corporate purposes.

In connection with the offering, National Securities Corporation is acting as the sole book running manager, with Merriman Capital acting as co-manager of the offering. B.Riley & Co. is acting as financial advisor to the Company on the proposed offering.

The securities described above are being offered by the Company pursuant to a shelf registration statement on Form S-3 (Registration No. 333-179970), including a base prospectus dated April 9, 2012, previously filed with and declared effective by the Securities and Exchange Commission (the "SEC").  A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC's website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying base prospectus relating to this Offering, may be obtained from National Securities Corporation, Attn: Kim Addarich, 120 Broadway, Suite 2740, New York, NY 10271 (212) 417- 8164 or by emailing prospectusrequest@nationalsecurities.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Cinedigm

Cinedigm is a leader in the digital entertainment revolution.  Cinedigm's pioneering digital cinema deployment and servicing efforts, and our state-of-the-art distribution and exhibition software, are cornerstones of the digital cinema transformation. Cinedigm is also the leading digital aggregator of independent content in the world, providing end-to-end digital content delivery to theaters, across digital and on-demand platforms, and on DVD/Blu-ray. Through partnerships with iTunes, Netflix, Amazon, Google, Hulu, Vudu, Xbox, Playstation, and others, Cinedigm reaches a global digital audience. The company’s library of over 5,000 titles includes award-winning documentaries from Docurama Films®, next-gen indies from Flatiron Film Company® and acclaimed independent films and festival picks through partnerships with the Sundance Institute and Tribeca Film. CEG is proud to distribute many Oscar®-nominated films including “The Invisible War,” “Hell and Back Again,” “GasLand,” “Waste Land” and “Paradise Lost 3: Purgatory.” Upcoming multi-platform releases include “Don’t Stop Believin’: Everyman’s Journey,” “Come Out And Play,” “Arthur Newman,” and “Violet and Daisy.”

Current and upcoming CEG releases include Destin Daniel Cretton’s SHORT TERM 12, Penny Lane’s OUR NIXON, Shaul Schwarz’s NARCO CULTURA, Jared Moshe’s DEAD MAN’S BURDEN, Geoffrey Fletcher’s VIOLET & DAISY, Malika Zouhali-Worrall and Katherine Fairfax Wright’s CALL ME KUCHU and Jimmy Loweree’s ABSENCE.

Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Digital Cinema Corp www.cinedigm.com. [CIDM-F]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

Cinedigm Public Relations:
MBC
Maggie Begley
Maggie@mbcprinc.com
310-301-1785